Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-92557, No. 333-93237, No. 333-91144, and No. 333-117547 on Form S-8 of our report dated April 13, 2009, relating to the consolidated financial statements and financial statement schedule of Blyth, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the company's adoption of Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109”) and of our report dated April 13, 2009 relating to the internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of Blyth, Inc. and subsidiaries for the year ended January 31, 2009.

/s/ DELOITTE & TOUCHE LLP

 Stamford, CT

April 13, 2009